Exhibit 2(I)(6)

May 21, 2025

Carlyle Credit Income Fund

One Vanderbilt Avenue, Suite 3400

New York, NY 10017

Re:	Carlyle Credit Income Fund

Ladies and Gentlemen:

We have acted as special Delaware counsel to Carlyle Credit Income Fund, a Delaware statutory trust (the “Trust”), in connection with the matters set forth herein. At your request, this opinion is being furnished to you.

We have examined originals or copies of the following documents:

a)

The certificate of trust of the Trust, as filed with the office of the Secretary of State of the State of Delaware (the “Secretary of State”) on April 8, 2011, as amended by the Certificate of Amendment to Certificate of Trust, as filed in the office of the Secretary of State on July 14, 2023 (the “Certificate of Trust”);

b)

The Amended and Restated Declaration of Trust, dated as of July 14, 2023, among the trustees named therein, as supplemented by the Supplement to the Trust Agreement relating to Series A Preferred Shares due 2028, dated as of October 24, 2023, among the trustees named therein, as amended by the amendment thereto, dated as of November 28, 2023, among the trustees named therein, as further supplemented by the Supplement to the Trust Agreement relating to Series B Preferred Shares due 2029, dated as of August 27, 2024, among the trustees named therein, as further supplemented by the Third Supplement to the Trust Agreement relating to Series C Preferred Shares due 2030, dated as of January 31, 2025, among the trustees named therein (as supplemented, the “Trust Agreement”);

c)	The Amended and Restated By-Laws of the Trust, dated as of July 14, 2023 (the “By-Laws”);

Carlyle Credit Income Fund

May 21, 2025

d)

A certificate of the secretary of the Trust, dated on or about the date hereof (the “Officer’s Certificate”), and attaching copies of the resolutions the Board of Trustees thereof (the forgoing are collectively referred to as the “Resolutions” and, together with the Trust Agreement and the By-Laws, are collectively referred to as the “Trust Documents”);

e)

The Registration Statement (the “Registration Statement”) on Form N-2, and the preliminary prospectus therein (the “Base Prospectus”), dated June 5, 2023 and as amended on July 17, 2023, September 1, 2023, September 28, 2023, October 6, 2023, May 31, 2024 and November 21, 2024;

f)

The Prospectus Supplement, dated October 4, 2023, as supplemented by Supplement No. 1, dated as of November 21, 2024 and Supplement No. 2, dated as of May 21, 2024 (as supplemented, the “Prospectus Supplement” and together with the Base Prospectus the “Prospectus”), with respect to the issuance and sale of the common shares of beneficial interest in the Trust (the “Shares”) in an aggregate amount of up to $125,000,000;

g)

The Equity Distribution Agreement, dated as of October 4, 2023, among the Trust, Carlyle Global Credit Investment Management L.L.C., Ladenburg Thalmann & Co. Inc. (“Ladenburg”), B. Riley Securities, Inc. (“B. Riley”), and Oppenheimer & Co. Inc (“Oppenheimer” and, together with Ladenburg and B. Riley the “Original Placement Agents”), as amended by the First Amendment to the Equity Distribution Agreement, dated as of May 20, 2024, among the Trust, Carlyle Global Credit Investment Management L.L.C. and the Original Placement Agents, as further amended by the Second Amendment to the Equity Distribution Agreement, dated as of November 21, 2024, among the Trust, Carlyle Global Credit Investment Management L.L.C., the Original Placement Agents and Lucid Capital Markets, LLC (together with the Original Placement Agents, the “Placement Agents”), as further amended by the Third Amendment to the Equity Distribution Agreement, dated as of May 21, 2025, among the Trust, Carlyle Global Credit Investment Management L.L.C. and the Placement Agents (as amended, the “Equity Distribution Agreement”);

h)	A Certificate of Good Standing for the Trust, dated May 20, 2025, obtained from the Secretary of State.

We have not reviewed any documents other than the foregoing documents for purposes of rendering our opinions as expressed herein, and we have assumed that there exists no provision of any such other document that bears upon or is inconsistent with our opinions as expressed herein. We have conducted no independent factual investigation of our own but have relied solely upon the foregoing documents, the statements and information set forth therein and the additional matters recited or assumed herein, all of which we have assumed to be true, complete and accurate in all material respects.

Carlyle Credit Income Fund

May 21, 2025

Based upon the foregoing and upon an examination of such questions of law as we have deemed necessary or appropriate, and subject to the assumptions, exceptions and qualifications set forth herein, we advise you that, in our opinion:

1.	The Trust is validly existing in good standing as a statutory trust under Delaware Statutory Trust Act, 12 Del. C. § 3801, et seq.

2.	The Shares of the Trust have been duly authorized and, when issued, will be validly issued, fully paid and nonassessable beneficial interests in the Trust.

The foregoing opinions are subject to the following exceptions, qualifications and assumptions:

A.

We are admitted to practice law in the State of Delaware and we do not hold ourselves out as being experts on the law of any other jurisdiction. The foregoing opinions are limited to the laws of the State of Delaware currently in effect. We express no opinion with respect to (i) federal laws, including without limitation, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the Trust Indenture Act of 1939, as amended, and the Investment Company Act of 1940, as amended, including the effect of, or compliance with, any such federal laws that are expressly incorporated into the Trust Agreement or By-Laws or that may preempt applicable Delaware law or the provisions of the Trust Agreement or By-Laws or that may prohibit, or impose restrictions or conditions on, the consummation of the matters referenced in this opinion, (ii) state securities, tax or blue sky laws or (iii) laws relating to the particular nature of the Trust assets.

B.

We have assumed (i) except to the extent provided in paragraph 1 above, the valid existence of each party to the documents examined by us under the laws of the jurisdiction governing its organization, (ii) except to the extent provided in paragraph 1 above, that each party has the power and authority to execute and deliver, and to perform its obligations under, the documents examined by us, (iii) the legal capacity of natural persons who are signatories to the documents examined by us, (iv) that each party has duly authorized, executed and delivered the documents examined by us, (v) that the Trust Documents constitute the entire agreement among the parties thereto with respect to the subject matter thereof, including, without limitation, the formation, operation and termination of the Trust, and that the Trust Documents and the Certificate of Trust are in full force and effect and have not been amended, (vi) that the execution, delivery and performance of the documents examined by us by each of the parties thereto does not and will not violate or require any consent or approval of, the withholding of objection on the part of, the giving of notice to, the filing, registration or qualification with, or the taking of any other action under, any agreement, indenture or instrument to which it is a party or by which it is bound or any provision of any law, rule, regulation, judgment, order, writ, injunction or decree of any court or governmental authority applicable to it or any of its property, (vii) that the books and records of the Trust set forth the names and addresses of all persons to whom Shares of beneficial interest of the Trust are to be issued by the Trust and the dollar value of each holder’s contribution to the Trust, (viii) that the Shares of beneficial interest of the Trust are issued and sold to the holders in

Carlyle Credit Income Fund

May 21, 2025

accordance with the Trust Documents, the Registration statement and the Prospectus, (ix) that the Trust has no assets (other than investments in securities and other intangibles in Delaware entities), activities (other than having a registered office and registered agent in the State of Delaware as required by the Act and the filing of documents with the Secretary of State) or employees in the State of Delaware, (x) that any amendment or restatement of any document reviewed by us has been accomplished in accordance with, and was permitted by, the relevant provisions of said document prior to its amendment or restatement from time to time, (xi) that no vote of shareholders under Section 11.6 of the Trust Agreement will be required in connection with issuance of any Shares, and (xii) that each party has complied and will comply with all of the obligations and has satisfied and will satisfy all of the conditions on its part to be performed or satisfied pursuant to the documents examined by us.

C.

We have assumed that all signatures on documents examined by us are genuine, that all documents submitted to us as originals are authentic, and that all documents submitted to us as copies conform with the originals, which facts we have not independently verified.

D.

We have not participated in the preparation of any offering materials, including without limitation the Registration Statement or Prospectus, with respect to the Shares and assume no responsibility for their contents.

We consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement. We also consent to the use of our name under the heading “Legal Counsel” in the Prospectus. In giving the foregoing consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

/s/ Richards, Layton & Finger, P.A.

JWP/MMK/CZD